EXHIBIT 99.1

California Insurance Commissioner Moves to Place Crusader Insurance Company, Principal Subsidiary of Unico American Corporation into Conservation

FOR IMMEDIATE RELEASE

CONTACT: Steven L. Shea

Chief Executive Officer

818/591-9800

Calabasas, CA, June 2, 2023 - Unico American Corporation (the “Company”) announced that the Company was notified on June 1, 2023 that the Insurance Commissioner of the State of California (the “Commissioner”) filed a Verified Petition For Order Appointing the Insurance Commissioner as the Conservator of the principal operating subsidiary of the Company, Crusader Insurance Company (“Crusader”), on May 31, 2023 (the “Petition”). Crusader is a California insurance company and its principal regulator is the Commissioner.

The Petition was filed with the Superior Court of California, Los Angeles County, Central District (the “Court”). The Petition is the first step of actions by the Commissioner to place Crusader into conservation under the provisions of Section 1011(d) of the California Insurance Code and which will result in control of Crusader being assumed by the Commissioner upon entry of an order appointing the Commissioner as conservator.

Following the Petition, it is expected that the Commissioner will file an ex parte application and proposed order of conservation, which is expected to occur during the week of June 5, 2023. The Petition states that the Crusader is operating in a hazardous financial condition and that because of its quarterly statutory financial statement as of March 31, 2023, the actuarial report on the estimated unpaid claims liabilities as well as the costs of the continued operation of Crusader it is in such an impaired financial condition that the further transaction of business by it will be, and is, hazardous to the policyholders, creditors and the public.

In the Petition, the Commissioner is requesting the Court to issue an Order appointing the Commissioner as the Conservator of Crusader. Upon entry of the Order, the Commissioner, as Conservator (the “Conservator”), will take control of Crusader and conduct its business. The Conservator will take possession and control of all assets of Crusader. The Conservator will have all the powers of the directors, officers and managers of Crusader and the authority of such persons will be suspended except as for such powers as the Conservator may redelegate. The Order will enjoin the directors, officers, agents, and employees of Crusader from transacting any business of Crusader except as may be expressly authorized by the Conservator. The Order will also enjoin all persons from instituting, prosecuting or maintaining any action and or other legal proceedings against any of the property of Crusader or from interfering with the conduct of the business by the Conservator. The proposed Order will appoint Joseph Holloway as Deputy Conservator and he will have the powers of the Conservator.

Crusader has been under supervision by the California Department of Insurance since September 2021.

During the quarter ended September 30, 2021, the Company took action to cause Crusader to enter into runoff. In connection with its runoff, Crusader began to cease writing new and renewal business and to wind down operations that support the writing of insurance policies. Crusader ceased writing new insurance policies in September 2021 and discontinued renewing policies in December 2021. Crusader issued notices of non-renewal in accordance with the Department rules and regulations for its existing in-force policies to terminate such policies at the expiration of the current policy periods. In August 2021, the Company also discontinued its premium financing operations formerly conducted through its subsidiary American Acceptance Corporation, and in October 2022, the Company’s life and health agency subsidiaries sold their business assets and discontinued their insurance agency business operations.

At May 31, 2023, the Company did not have any subsidiaries engaged in active operations except Crusader.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements are not historical facts and include statements about the Company’s plans, objectives, beliefs, and expectations. Forward-looking statements include statements preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “seeks,” “plans,” “estimates,” “intends,” “projects,” “targets,” “should,” “could,” “may,” “will,” “can,” “can have,” “likely,” the negatives thereof or similar words and expressions.

Forward-looking statements are only predictions and are not guarantees of future performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These predictions are also affected by known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict. The Company’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors. Because of these and other risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, for any reason.